Exhibit 10.2

Contract No.:

Technical Development (Commission) Contract

Project name: Micro Innovation Information Platform System v2.0

Client (Party A): Rise King Century Technology Development (Beijing) Co., Ltd.

Assignee (Party B): Beijing Shengshi Kaida Technical Service Co., Ltd.

Place of Signing: Beijing

Term of Validity: One Year

Completion Instruction

I.	This Contract is the sample of technical development (commission) contract printed by Ministry of Science and Technology of the PRC, which can be introduced by the technical contract registration authority to the contract parties for reference and use.
II.	This Contract applies to the technical development contract signed for R&D of new technology, new products, new technique, new materials or new variety and their systems, which are under the commissions of one party to be conducted by the other party.
III.	In case of multiple contracting parties, the joint clients or joint assignees can be listed respectively under the “client” and “assignee” respectively (additional sheet) according to their respective roles in the contract relationship.
IV.	Matters uncovered herein may be further agreed by the parties, and can be taken as an integral part of this Contract.
V.	For clauses dispensing with the needs for completion agreed when the parties use this Contract, words like “none” shall be indicated in such clauses.

Technical Development Commission Contract

Client (Party A): Rise King Century Technology Development (Beijing) Co., Ltd.

Domicile: No. 6 Building, Yuquan Huigu Park, No.3, Minzhuang Road, Haidian District, Beijing

Legal representative: Zhu Kai

Project contact: Wan Meng

Contact add.: No. 6 Building, Yuquan Huigu Park, No.3, Minzhuang Road, Haidian District, Beijing

Assignee (Party B): Beijing Shengshi Kaida Technical Service Co., Ltd.

Domicile: No.17, 1/F, Block B, No.1 Building, No.2 Yard, North Yongcheng Road, Haidian District, Beijing

Legal representative: Zhang Xian

Project contact: Zhang Xian

Contact add.: No.17, 1/F, Block B, No.1 Building, No.2 Yard, North Yongcheng Road, Haidian District, Beijing

In this Contract, Party A commissions Party B to research and develop “micro innovation” service platform, Party A pays the research and development (R&D) fund and compensation and Party B receives the commission and conducts this R&D work. Through equal consultation, on the basis of true and full expression of their respective willing, the following Agreement has been reached and shall be abided by both parties in accordance with the regulations of the Contract Law of People's Republic of China.

Article I Requirements of the R&D project herein are as follows:

1.	Technical target: To establish an information service platform based on WeChat and APP.
2.	Technical content: Establishing WeChat and APP platform to promote information transmission and guarantee broader transmission of information.
3.	Equipment requirements: Ensuring smooth running and data backup of the service platform.

Article II Party B shall submit the R&D plan to Party A within fifteen days after this Contract takes effect. The R&D plan shall include the main contents as follows:

1.	Project organizational structure: it should include the introduction of position responsibilities and main members of project teams;
2.	Project implementation scheme: project initiation; platform development; building, debugging, training, user trial and platform redevelopment, preliminary test of system under test environment; building, debugging, training, system trial running and platform maintenance development and terminal test of system under trail environment;
3.	After -sales service: system usage training and daily maintenance consulting.

Article III Party B shall complete the R&D according to the flowing schedule:

1.	Complete the reformation design of basic prototype of the platform before April 30, 2018;
2.	Basically complete the building and internal test of the platform before October 31, 2018;
3.	Finish the improvement and training use of the platform so as to reach the normal trail standard and complete the right assignment of software before December 31, 2018.

Article IV Party A shall provide Party B with the technical data and coordination matters as follows:

1.	Technical data list: Network Structural Diagram, Website Sitemap and Page Design Requirements, Departmental Function Description and Organizational Structure Related to Systematic Construction, Systematic Training Plan Schedule and Software Instructions.
2.	Release plan: Network Structural Diagram shall be offered before the system deployment; Website Sitemap and Page Design Requirements shall be provided within 3 working days after the provision of the website prototype by Party B; Systematic Training Plan Schedule shall be offered before the system training. The offering shall be made in written form, affixed with the official seal. Departmental Function Description and Organizational Structure Related to Systematic Construction can be offered in oral or paper materials during the investigation and study.

3.

Other coordination matters: coordinate Party B in demand survey.

After the performance of this Contract is completed, the aforesaid technical data shall be processed according to the following method: Party B will place the data on file, and sign a confidential agreement and shall not disclose it.

Article V Party A shall pay the R&D fund and compensation as per the following method:

1.	The total amount of R&D fund and compensation is RMB (in words): Three Million Yuan Only.
2.	The R&D fund and compensation will be paid to Party B by Party A in installments. The specific payment method and time is as follows:

(1)	Within 10 working days upon the signing of the contract, Party A shall make a down payment of the contract, 80% of the total contract price, totaling RMB (in words): Two Million Four Hundred Thousand Yuan Only.
(2)	After the platform and software development is basically completed, the internal test run is conducted in Party B and the run result is communicated to and agreed by Party A, Party A will make the second payment of this project to Party B within 5 working days, totaling 15% of the total contract price, in RMB (in words): Four Hundred and Fifty Thousand Yuan Only.
(3)	After the system and equipment is installed by Party A, putting into running test, and the final test is made by Party A (the time for final test shall be agreed by Party A and Party B, but the longest time shall be no more than 3 months after the qualification of final test), Party A shall pay the balance of the project, namely 5% of the total contract price, totaling in RMB (in words): One Hundred and Fifty Thousand Yuan Only.

3.	The designated collection account by Party B:

Account name: Beijing Shengshi Kaida Technical Service Co., Ltd.

Bank of deposit: Beijing Zizhuyuan Sub-branch, SPDB

Account Number: 9126 0154 7400 01719

Article VI The R&D fund and compensation of this Contract will be used by Party B in a way of independent distribution, and Party A has the right to inspect the situation of R&D and usage of R&D fund by Party B in the way of supervision, without hindering the normal work of Party B.

Article VII The changes of this Contract must be negotiated by both parties through consensus, and confirmed in a writing form. But in case of any one of the following circumstances, one party may make a request to the other party to change the right and obligation of the contract, and the other party shall reply within 3 days; it shall be deemed to be agreed without reply overdue.

Article VIII Without the consent of Party A, Party B shall not transfer part of or all of research work of the project herein to a third party.

Article IX During the performance of this Contract, if technical difficulties that are hard to overcome occur under the existing technique condition resulting in the failure of the research and development or part of it, and causing losses to one party or both parties, the two parties shall bear risk losses agreed as follows, which shall be settled through negotiation.

Both have determined that the technical risk of the project herein shall be identified by the method negotiated by both parties. The basic contents of the identified technical risks shall include the existence, scope, extent and loss degree.

The basic conditions for identification of technical risks include:

1.	This contract project has enough difficulty under the existing technical level condition;
2.	Party B has no failure in terms of subjectiveness and the failure of R&D has been confirmed as reasonable.

In case that one party finds the existence of technical risk which might cause failure of R&D or part of R&D, it shall notify the other party within 10 days and take proper measures to reduce losses. On condition that the failure of giving notice on time and taking proper measures results in the expansion of losses, it shall assume the responsibility in compensation for the expanding losses.

Article X During the performance of this Contract, the technique as the object of R&D has been publicized by others (including publicity in the way of patent right), Party B shall notify the other party of rescinding the contract within 15 days; if the overdue notice is made and the losses of the other party are caused, the other party shall be entitled to demanding compensation for such losses.

Article XI Both parties confirm that the confidentiality obligations shall be kept by them as follows:

Party A:

1.	Confidentiality contents (including technical information and operation information): key techniques shall not be disclosed to a third technical company.
2.	Scope of personnel involved in confidentiality: all the personnel involved
3.	Confidentiality period: three years

Party B:

1.	Confidentiality contents (including technical information and operation information): as for all the information, data and materials learnt and used that belong to Party A, Party B shall not spread to a third party or in the range beyond this contract for use; after the closing of this contract, Party B shall not retain the confidential information, data and materials involved in this project in any form.

2.	Scope of personnel involved in confidentiality: all the personnel who engage in development.
3.	Confidentiality period: three years
4.	Disclosure responsibility: bearing the losses after examination and assessment.

Article XII Party B shall deliver the R&D results in the following method:

1.	The delivery method and amount of the R&D results: delivery by mail or delivery on site: one set of equipment and software program.
2.	Delivery time and place of the R&D results: completion and submission to Party A before December 31, 2018.

Article XIII Both parties confirm that the acceptance of the R&D results completed by Party B shall be conducted according to the following standard and method: after the installation and debugging by Party B, Party A shall be notified for arranging acceptance within 5 working days. If the products are unqualified during examination and acceptance, Party B shall be responsible for providing products that meet the quality requirement agreed herein again within the agreed period.

Article XIV Party B shall ensure that R&D results it deliver to Party A do not infringe legal rights and interests of any third party, and in case that a third party accuses Party A of technique infringement, Party B shall bear all the results incurred thereby. Any laws and rules of China shall not be breached. Otherwise, in case of Party A being penalized thereby, Party B shall bear all the consequences arising from this.

Article XV Both parties determine that the R&D results and relevant attribution of right of intellectual property generated due to the performance of this Contract shall be handled as per the method 1 as follows.

1.	Party A enjoys the right to apply for a patent.

The usage and distribution method of related interests after the acquisition of patent are as follows: enjoyed by Party A.

2.	They will handled by technical secret approach. The ownership of usage and transfer right belonging and interests arising therefrom shall be dealt with as agreed:
(1)	Use right of technical secret: enjoyed by Party A
(2)	Transfer right of technical secret: enjoyed by Party A
(3)	Distribution method of relevant interests: enjoyed by Party A

Both parties specially agree on the right belonging of intellectual property related to this Contract as follows: the software intellectual property of a third party used in the development belongs to the third party, and the copyright of the original software of Party B used in the development still belongs to Party B.

Article XVI Party B shall not voluntarily transfer the R&D development results to a third party without permission before delivery them to Party A. Otherwise, Party B shall return all the payments made by Party A and compensate losses caused to Party A therefrom.

Article XVII The R&D personnel who complete this contract project of Party B enjoys the right to indicate the accomplisher of technical achievements and related certificates of honor, awards on relevant technical achievement documents.

Article XVIII The properties including the equipment, appliances, materials related to the R&D purchased with the R&D fund belong to Party B.

Article XIX Both parties determine that Party B shall, as requested by Party B, after delivery of the R&D achievements, provide technical guidance and training to the designated personnel of Party A or offer technical services related to the usage of such R&D results.

1.	Technical service and guidance contents: use and maintenance of software, system.
2.	Location and use method: Providing free training in the location provided by Party A.

Article XX The two parties determine that: if either party breaches the regulations of this Contract causing the stagnation, delay or failure of the R&D shall bear the breach responsibility according to the following agreement:

1.	In case that Party B breaches the provisions of Article III in this Contract, it shall pay the liquidated damages to Party A, amounting to 5% of the total contract price.
2.	On condition that Party A breaches the provisions of Article IV in this Contract, it shall pay the liquidated damages to Party B, amounting to 5% of the total contract price.

Article XXI Both parties confirm that Party A is entitled to make subsequent improvements using the R&D results provided by Party B according to the contract herein. The new technical results and the ownership of right with substantial or innovative technical progress characteristics shall be enjoyed by Party A.

Approved by Party A in writing, Party B has rights to make subsequent improvements using such R&D results after completing the agreed R&D herein. The new technical results with substantial or innovative technical progress characteristics shall be owned by both Party A and Party B.

The distribution method of specifically related interests is as follows: shared by Party A and Party B together.

Article XXII The two parties confirm that within the term of this Contract, Party A appoints Wu Zhenfeng as Party A’s project contact, and Party B assigns Lu Wenzheng as Party B’s project contact. The project contact shall bear the following responsibilities:

1.	The project contact of Party A is responsible for offering the system functional needs, and materials required by Party B.
2.	The Party B’s project contact is responsible for the reporting of development progress of the system, and coordination of relationship of all aspects.

In case either party alters the project contact, it shall timely notify the other party in writing. On condition that it fails to notify the other party and there is an impact on the performance of this contract or losses are casued, it shall bear the corresponding responsibility.

Article XXIII Both parties determine that, in case that any one of the following circumstances occurs, causing unnecessary or impossible performance of the performance of this contract, one party may notify the other party to terminate this Contract.

1.	Force majeure or technical risks occur.
2.	If either party is influenced by the force majeure including the war, severe flooding, flood, typhoon, earthquake, in the execution of the contract, the period for such execution shall be extended, and the extended period shall be equal to the time influenced by the accident.
3.	On condition that either party couldn’t fulfill the contract due to force majeure, it shall timely notify the failure of performance or the cause of failure of complete performance to the other party, and after obtaining the certificate from relevant authorities, the delay performance, partial performance or nonperformance of the contract should be permitted, and partial of or all of the breach responsibility may be waived depending on the circumstance.

Article XXIV The dispute arising from the execution of this Contract shall be settled through negotiation, mediation, in case of failure, it shall be dealt with according to the following method one:

1.	Submit to Beijing Arbitration Commission for arbitration
2.	File a suit with the people's court according to law

Article XXV Both parties confirm that the corresponding nouns and technical terms involved in this Contract and relevant Annexes, and their definitions and interpretations are as follows:

1.	Service: it refers to any software development, installation, customization, trail, test, training, and other necessary services provided for normal installation and running of information system according to the requirements under the contract, which may include but not limited to the installation, debugging, training, data transfer, maintenance and technical support.
2.	Period of service: it refers to three years after the entire system passes the final acceptance.
3.	Contract: it refers to the agreement that has been reached and signed concerning this project construction by and between Party A and Party B, including all the documents that constitute the contract like all the attached tables and annexes.

Article XXVI Other relevant matters agreed by both parties herein are: if Party B receives the failure warning during the use of software and system by Party A, Party B shall timely response and offer the solutions within 4 hours.

Article XXVII This Contract is made in quadruplicate, each party holding two copies, with the same legal effect.

Article XXVIII This Contract shall take effect upon signing and sealing of both parties.

The remainder of this page is intentionally left blank

Party A (seal): Rise King Century Technology Development (Beijing) Co., Ltd.

Legal representative/authorized agent: /s/ Wan Meng

Date: March 8, 2018

Party B (seal): Beijing Shengshi Kaida Technical Service Co., Ltd.

Legal representative/authorized agent: /s/ Zhang Xian

Date: March 8, 2018